ON2 TECHNOLOGIES, INC. REPORTS FOURTH QUARTER 2005 RESULTS

MARCH 2, 2006 (NEW YORK, NY). On2 Technologies, Inc. today announced results for three and twelve months ended December 31, 2005. Revenue was $1,002,000 for the three months ended December 31, 2005, as compared with $102,000 for the three months ended December 31, 2004. Revenue was $2,208,000 for the twelve months ended December 31, 2005 as compared with total revenues of $3,028,000 for the twelve months ended December 31, 2004. The Company's net loss was $1,118,000 and $4,605,000 for the three and twelve months ended December 31, 2005, respectively. The Company's net loss attributable to common stockholders was $1,198,000 ($0.01 per share) for the three months ended December 31, 2005, compared to a loss of $2,058,000 ($0.03 per share) for the three months ended December 31, 2004. The Company's net loss attributable to common stockholders for the twelve months ended December 31, 2005 was $7,949,000 ($0.09 per share), as compared with $3,636,000 ($0.05 per share) for the twelve months ended December 31, 2004. This increase is primarily attributable to non-cash deemed dividends of $2,844,000 recorded in 2005 associated with the company's Series D Convertible Preferred Stock and the decrease in 2005 revenue.

Total operating expenses for the three months ended December 31, 2005 were $2,102,000 as compared with $1,727,000 for the three months ended December 31, 2004. Total operating expenses for the twelve months ended December 31, 2005 were $6,497,000 as compared with $6,518,000 for the twelve months ended December 31, 2004.

The Company had cash and cash equivalents of $3,976,000 as of December 31, 2005, as compared with $5,418,000 as of December 31, 2004.

Although the Company reported a decline in year over year revenue of $820,000, the Company noted that it earned a substantial licensing fee from Macromedia in 2004, which initiated that strategic relationship and made for a challenging comparison period. The Company was encouraged by a strong fourth quarter, in which revenue nearly doubled as compared with the three months ended September 30, 2005, driven largely by new sales attributable to the Adobe/Macromedia relationship and the release of Flash 8 in September of 2005.

The Company was further encouraged by significant developments in each of its lines of business:

      o On the PC side, a surge of interest from website operators and software producers in enabling user-generated video content. Over 65% of the Company's fourth quarter revenue was generated through licensing arrangements in user-generated video. We believe that our Flix and Adobe Flash 8 SDK products are uniquely positioned to continue to capitalize on this trend.

      o In wireless devices, the previously-announced partnership with CTTNet, a leading Chinese mobile TV content provider. On2 and CTTNet are working together to develop and deploy a broad range of mobile streaming applications throughout China. On2 has not yet recognized any revenue in connection with this partnership, but expects to begin in the second quarter of 2006.

      "We continue to believe the key to success for On2 is to build relationships with brand-name companies that see our superior video-compression technology as a critical ingredient in their own success," said Jim Meyer, CEO of On2 Technologies. "We want partners who will take us with them to the drawing board, to the market, and to the after-market -- exposing us to a stream of revenues long after the first license or engineering project is completed."

The company will host a conference call and a live webcast regarding its fourth quarter results at 5:00 p.m. EST on March 2, 2005.

To access the live webcast, please use the following:

To access the live webcast, visit http://www.vcall.com/IC/CEPage.asp?ID=101860

The webcast replay will be available until March 2, 2007.

If you prefer to dial-in, the dial-in information for the conference call is as follows:

Live Participant Dial In (Toll Free):  877-407-9210
Live Participant Dial In (International): 201-689-8049

Conference Replay Number (Toll Free): 877-660-6853
Conference Replay Number (International): 201-612-7415
Conference Replay Passcodes (both required for playback):

Account #: 286
Conference ID #: 194285

The earnings release and related financial information to be discussed during the conference call will be available on the Company's website at: http://www.on2.com/company/news-room/press-releases/.


ABOUT ON2 TECHNOLOGIES, INC., THE DUCK CORPORATION

On2 Technologies (Amex: ONT) is a leading technology firm at the forefront of digital video compression. The company revolutionized digital media delivery with the creation of its advanced full-motion, full-screen On2 Video compression and streaming technologies. On2 Video codecs are widely used in the Internet, video-on-demand, VOIP, and mobile media markets. They operate with On2's Flix and On2 TrueCast software, as well as third-party products. On2's software is used by such leading global companies as Adobe/Macromedia, AOL, Skype, XM Satellite Radio, Sony, VitalStream, and Tencent. The On2 Video decoder has an installation base of millions through its inclusion in Adobe Flash Player, Skype 2, AOL Media Player, Viewpoint, and others. Located in New York City, the company has an office in Clifton Park, NY, and operations in Cambridge, UK. To contact On2, write to sales@on2.com or visit http://www.on2.com.

FOR MORE INFORMATION CONTACT ON2:
---------------------------------
Matt Frost
646-292-3533

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the potential market for user-created video, our Flash encoder business, or our mobile video products. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

                    ON2 TECHNOLOGIES, INC.
            Condensed Consolidated Balance Sheets

                                                                                           DECEMBER 31,
                                                                            ----------------------------------------
                            ASSETS                                                2005                   2004
                                                                            -----------------      -----------------
Current assets:
  Cash and cash equivalents                                                      $ 3,976,000            $ 5,418,000
  Marketable equity securities and short-term investments                            181,000                445,000
  Accounts receivable, net                                                           746,000                249,000
  Prepaid expenses and other current assets                                          186,000                156,000
                                                                            -----------------      -----------------

    Total current assets                                                           5,089,000              6,268,000

Intangible assets, net                                                             1,065,000                      -

Property and equipment, net                                                          131,000                 87,000
Deferred financing costs                                                                                    175,000
Other assets                                                                          29,000                 80,000
                                                                            -----------------      -----------------
    Total assets                                                                 $ 6,314,000            $ 6,610,000
                                                                            =================      =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                                            $ 649,000              $ 570,000
  Deferred revenue                                                                   241,000                153,000
  Term-loan                                                                                                  62,000
  Capital lease obligation                                                            20,000                 17,000
                                                                            -----------------      -----------------

    Total current liabilities                                                        910,000                802,000

Capital lease obligation, excluding current portion                                    6,000                 26,000
Convertible debentures, net                                                          244,000                330,000
                                                                            -----------------      -----------------

    Total liabilities                                                              1,160,000              1,158,000

Series D Preferred Stock                                                           3,790,000              1,156,000

Stockholders' equity                                                               1,364,000              4,296,000
                                                                            -----------------      -----------------
    Total liabilities and stockholders' equity                                   $ 6,314,000            $ 6,610,000
                                                                            =================      =================

                             ON2 TECHNOLOGIES, INC.
                      Consolidated Statements of Operations



                                                                THREE MONTHS ENDED DECEMBER 31,    YEAR ENDED DECEMBER 31,
                                                                -------------------------------   --------------------------
                                                                     2005            2004            2005          2004
                                                                 --------------  -------------    ------------  ------------

Revenues                                                           $ 1,002,000      $ 102,000     $ 2,208,000   $ 3,028,000

Operating expenses
  Cost of revenues (1)                                                 670,000        361,000       1,919,000     1,437,000
  Research and development (2)                                         280,000        205,000       1,035,000       884,000
  Sales and marketing (2)                                              270,000        104,000         794,000       459,000
  General and administrative (2)                                       882,000        910,000       2,749,000     3,068,000
  Equity-based compensation:
      Research and development                                                         15,000                        68,000
      Sales and marketing                                                               4,000                        19,000
      General and administrative                                                      128,000                       583,000
                                                                 --------------  -------------    ------------  ------------

    Total operating expenses                                         2,102,000      1,727,000       6,497,000     6,518,000
                                                                 --------------  -------------    ------------  ------------

    Loss from operations                                            (1,100,000)    (1,625,000)     (4,289,000)   (3,490,000)

Interest and other income (expense), net                               (11,000)      (242,000)       (284,000)       47,000
                                                                 --------------  -------------    ------------  ------------

    Loss before provision for income taxes                          (1,111,000)    (1,867,000)     (4,573,000)   (3,443,000)

Provision for income taxes                                               7,000         (1,000)         32,000         2,000
                                                                 --------------  -------------    ------------  ------------

    Net loss                                                        (1,118,000)    (1,866,000)     (4,605,000)   (3,445,000)

Convertible preferred stock deemed dividend                                           120,000       2,844,000       120,000
Convertible preferred stock 8% dividend                                 80,000         57,000         325,000        57,000
Accretion of costs associated with the Series D Preferred Stock                        14,000         175,000        14,000
                                                                 --------------  -------------    ------------  ------------

    Net loss attributable to common stockholders                  $ (1,198,000)  $ (2,057,000)    $(7,949,000)  $(3,636,000)
                                                                 ==============  =============    ============  ============

Basic and diluted net loss attributable to common stockholders
      per common shares                                                $ (0.01)       $ (0.03)        $ (0.09)      $ (0.05)
                                                                 ==============  =============    ============  ============

Weighted average basic and diluted common shares outstanding        91,581,000     79,627,000      89,183,000    77,187,000
                                                                 ==============  =============    ============  ============


(1) Includes equity-based compensation of $37,000 and $165,000 for the three months and year ended ecember 31, 2004, respectively.
(2)   Excludes equity-based compensation, which is presented separately.